Exhibit 3.b

BYLAWS
OF
MASCO CORPORATION
(a Delaware corporation)
(As Amended and Restated May 8, 2012)

ARTICLE I
Meetings of Stockholders

Section 1.01. Annual Meetings. The annual meeting of stockholders for the election of Directors and for the transaction of such other proper business, notice of which was given in the notice of the meeting, shall be held on a date (other than a legal holiday) which shall be designated each year by the Board of Directors, or on such other date to which a meeting may be adjourned or re-scheduled, at such time and place as shall be designated by resolution of the Board of Directors and set forth in the notice of such meeting.

Section 1.02. Special Meetings. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors, subject to the rights of holders of any one or more classes or series of preferred stock or any other class of stock issued by the Corporation which shall have the right, voting separately by class or series, to elect Directors. Special meetings shall be held as shall be designated by resolution of the Board of Directors and set forth in the notice of such meeting, and the business transacted shall be confined to the purpose or purposes stated in the notice of the meeting.

Section 1.03.    Re-scheduling and Adjournment of Meetings. Notwithstanding Sections 1.01 and 1.02 of this Article, the Board of Directors may postpone and re-schedule any previously scheduled annual or special meeting of stockholders. The person presiding at any meeting is empowered to adjourn the meeting at any time after it has been convened.

Section 1.04. Notice of Stockholders' Meetings. The notice of all meetings of stockholders shall state the place, if any, and time of the meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state the purpose or purposes for which the meeting is called.

Unless otherwise required by law, the notice of each meeting of stockholders shall be given not less than ten days nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. If a meeting is adjourned to another time or place, and, if any announcement of the adjourned time or place or the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the adjournment is for more than thirty days or the Directors, after adjournment, fix a new record date for the adjourned meeting.

Notice of a meeting need not be given to any stockholder who submits (i) a signed waiver of notice in person or by proxy or (ii) a waiver by electronic transmission by the person entitled to notice, whether before or after the meeting. The attendance of a stockholder at a meeting, in person or by proxy, without protesting prior to the meeting the lack of notice of such meeting shall constitute a waiver of notice of the meeting.

Section 1.05. Notice of Stockholder Business.

(A) Annual Meetings of Stockholders. (1) The proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.05 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.05.

(2) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.05, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(3) Such stockholder's notice shall set forth: (a) as to any business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or (y) otherwise to solicit proxies from stockholders in support of such proposal. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual meeting in compliance with Rule 14a‑8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

A stockholder seeking to make a nomination or bring up any other proper matter for stockholder action before an annual meeting shall promptly provide to the Corporation any other information reasonably requested by the Corporation. Notice of intent to make a nomination shall be accompanied by (a) the written consent of each nominee to serve as a Director of the Corporation if so elected, and (b) a statement whether such nominee, if elected, intends to tender, promptly following such election, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors in accordance with Section 2.01 hereof.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

(C) General. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.05. Except as otherwise provided by law, the person presiding at the stockholders' meeting shall have the power and duty (a) to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 1.05 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made complied with the representation required by clause (A)(3)(b)(iv) of this Section 1.05) and (b) if any proposed business was not made or proposed in compliance with this Section 1.05, to declare that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.05, if the stockholder or beneficial owner (or a qualified representative of the stockholder or beneficial owner) does not appear at the meeting of stockholders of the Corporation to present such proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(D) Applicable Law. Notwithstanding the foregoing provisions of this Section 1.05, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.05. Nothing in this Section 1.05 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a‑8 under the Exchange Act or (b) of the holders of any class or series of preferred stock or any other class of stock issued by the Corporation which shall have the right, voting separately by class or series, to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 1.06. Quorum. Except as otherwise required by law, by the Certificate of Incorporation or by these bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders of record as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

The vote required for the election of Directors shall be as set forth in Section 2.01 hereof. Whenever any corporate action, other than the election of Directors, is to be taken by vote of the stockholders, unless a greater percentage is required by the General Corporation Law, the Certificate of Incorporation, these bylaws, or by the Board of Directors, it shall be authorized by a majority of the votes cast on the proposal by the holders of shares entitled to vote thereon at a meeting of stockholders.

Section 1.07. Inspectors at Stockholders' Meetings. The Board of Directors, in advance of any stockholders' meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof and to make a written report thereof. In case any inspector or alternate appointed is unable to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election in a manner fair to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

Section 1.08. Presiding Officer at Stockholders' Meetings. The Chairman of the Board, the Chief Executive Officer or the President, shall preside at Stockholders' Meetings as more particularly provided in Article III hereof. In the event that the Chairman of the Board, the Chief Executive Officer and the President shall be absent or otherwise unable to preside, then a majority of the Directors present at the meeting shall appoint one of the Directors or some other appropriate person to preside.

ARTICLE II
Directors

Section 2.01. Qualifications and Number; Term; Vacancies. A Director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of Directors constituting the entire Board shall be not less than five nor more than twelve, the exact number of Directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. Directors shall be nominated and serve for such terms, and vacancies shall be filled, as provided in the Certificate of Incorporation. Directors may be removed only for cause.

A nominee for Director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election with absentions ignored for these purposes; provided, however, that at a contested election meeting, Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. For purposes of this Section 2.01, a “contested election meeting” is any annual meeting of stockholders for which (a) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 1.05 hereof, and (b) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Corporation first gives notice of such meeting to the stockholders, as required by Section 1.04 hereof.

The Board of Directors shall not nominate for election as Director any candidate who has not agreed to tender, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such resignation by the Board of Directors. In addition, the Board of Directors shall not fill a Director vacancy or newly created directorship with any candidate who has not agreed to tender, promptly following his or her appointment to the Board, the same form of resignation.

If a Director nominee fails to receive the required number of votes for reelection, the Board of Directors (excluding the Director in question) shall, within 90 days after certification of the election results, decide whether to accept the Director’s resignation. Absent a compelling reason for the Director to remain on the Board of Directors, the Board shall accept the resignation. The Board of Directors shall promptly disclose its decision and, if applicable, the reasons for rejecting the resignation in a filing with the Securities and Exchange Commission.

Section 2.02. Place and Time of Meetings of the Board. Regular and special meetings of the Board shall be held at such places (within or without the State of Delaware) and at such times as may be fixed by the Board or upon call of the Chairman of the Board or of the executive committee or of any two Directors, provided that the Board of Directors shall hold at least four meetings a year.

Section 2.03. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, but if there shall be less than a quorum at any meeting of the Board, a majority of those present (or if only one be present, then that one) may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice. Except as provided to the contrary by the General Corporation Law, by the Certificate of Incorporation or by these bylaws, at all meetings of Directors, a quorum being present, all matters shall be decided by the vote of a majority of the Directors present at the time of the vote.

Section 2.04. Remuneration of Directors. In addition to reimbursement for his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the Corporation, each Director as such, and as a member of any committee of the Board, shall be entitled to receive such remuneration as may be fixed from time to time by the Board.

Section 2.05. Notice of Meetings of the Board. Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by the Board. Except as provided to the contrary in these bylaws, all regular meetings of the Board, the time and place of which have not been fixed by the Board, and all special meetings of the Board, shall be held upon twenty-four hours' notice to the Directors given by letter, telegraph, telecopier, telephone or other means of electronic transmission. No notice need specify the purpose of the meeting. Any requirement of notice shall be effectively waived by any Director who signs a waiver of notice before or after the meeting or who waives notice by means of electronic transmission or who attends the meeting without protesting (prior thereto or at its commencement) the fact that the meeting has not been lawfully called or convened. Notwithstanding the foregoing, a regular meeting of the Board may be held without notice immediately following the annual meeting of the stockholders at the same place as such meeting was held, for the purpose of electing officers and a Chairman of the Board for the ensuing year.

Section 2.06. Executive Committee and Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees to serve at the pleasure of the Board. Each Committee shall consist of such number of Directors as shall be specified by the Board in the resolution designating the Committee. To the extent permitted by the General Corporation Law, the Executive Committee shall have all of the authority of the Board of Directors. Subject to the General Corporation Law, each other committee shall be empowered to perform such functions, as may, by resolution, be delegated to it by the Board. Unless otherwise provided by the Board of Directors each committee (including, without limitation, the Executive Committee) designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meetings of such committee. Vacancies in any committee, whether caused by resignation or by increase in the number of members constituting said committee, shall be filled by a majority of the entire Board of Directors. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 2.07. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in accordance with applicable law.

ARTICLE III
Officers

Section 3.01. Officers. The Board of Directors, at its first meeting held after the annual meeting of stockholders in each year shall elect a Chairman of the Board (who may be designated Executive Chairman if serving as an employee of the Corporation), a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, and may, in its discretion, also appoint from time to time, such other officers or agents as it may deem proper. The Chairman shall be elected from among the members of the Board of Directors. Any two or more offices may be held by the same person.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected and qualified; provided, however, that the Board of Directors may remove any officer for cause or without cause at any time.

Section 3.02. Chairman of the Board. The Chairman of the Board shall preside, unless he designates another to act in his stead, at all meetings of the Stockholders, the Board of Directors, and the Executive Committee and shall be a member ex officio of all committees appointed by the Board of Directors, except that the Board may, at his request, excuse him from membership on a committee. The Chairman of the Board shall do and perform all acts and duties herein specified or that may be assigned to him from time to time by the Board of Directors.

Section 3.03. Chairman Emeritus. If the Board shall elect a Chairman Emeritus, he or she shall, at the request of the Chairman of the Board or in his absence or inability to act if the Board shall not designate another member, preside at the meetings of the Board. The Chairman Emeritus shall also perform such duties that may be assigned to him by the Chairman of the Board.

Section 3.04. Chief Executive Officer. At the request of the Chairman of the Board (if such person is not also the Chief Executive Officer) or in the absence or inability of the Chairman of the Board to act, the Chief Executive Officer shall preside at meetings of the Stockholders. The Chief Executive Officer shall have the power on behalf of the Corporation to enter into, execute and deliver all contracts, instruments, conveyances or documents and to affix the corporate seal thereto. The Chief Executive Officer shall do and perform all acts and duties herein specified or that may be assigned to him from time to time by the Board of Directors.

Section 3.05. President. At the request of the Chairman of the Board, or if the Chairman of the Board and the Chief Executive Officer are absent or unable to act, the President shall preside at meetings of the Stockholders. The President shall have the power on behalf of the Corporation to enter into, execute and deliver all contracts, instruments, conveyances or documents and to affix the corporate seal thereto. The President shall do and perform all acts and duties herein specified or that may be assigned to him from time to time by the Chief Executive Officer.

Section 3.06. Secretary. The Secretary shall keep minutes of the proceedings taken and the resolutions adopted at all meetings of the stockholders, the Board of Directors and the Executive Committee, and shall give due notice of the meetings of the stockholders, the Board of Directors and the Executive Committee. He shall have charge of the seal and all books and papers of the corporation, and shall perform all duties incident to his office. In case of the absence or disability of the Secretary, his duties and powers may be exercised by such person as may be appointed by the Board of Directors or the Executive Committee.

Section 3.07. Treasurer. The Treasurer shall receive all the monies belonging to the Corporation, and shall forthwith deposit the same to the credit of the Corporation in such financial institution as may be selected by the Board of Directors or the Executive Committee. He shall keep books of account and vouchers for all monies disbursed. He shall also perform such other duties as may be prescribed by the Board of Directors, Executive Committee, the Chairman of the Board, the Chief Executive Officer or the President and in case of the absence or disability of the Treasurer, his duties and powers may be exercised by such person as may be appointed by the Board of Directors or Executive Committee.

ARTICLE IV
Capital Stock

Section 4.01. Share Certificates. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation that is represented by a certificate shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer. Any or all signatures upon a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 4.02. Lost, Destroyed or Stolen Certificates. No certificate representing shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence of such loss, destruction or theft, and if the Board of Directors shall so require, on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors may in its discretion require.

Section 4.03. Transfer of Shares. The shares of stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s legal representative, in person or by attorney, upon surrender to the Corporation of such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of authenticity of such endorsement or execution, and upon satisfaction of such other requirements, as the Corporation may reasonably establish. The person in whose name shares of stock shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes regarding the Corporation.

Section 4.04. Record Dates. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the Board may fix, in advance, a date as the record date of any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

ARTICLE V
Miscellaneous

Section 5.01. Signing of Instruments. All checks, drafts, notes, acceptances, bills of exchange, and orders for the payment of money shall be signed in such manner as may be provided and by such person or persons as may be authorized from time to time by resolution of the Board of Directors or the Executive Committee or these bylaws.

Section 5.02. Corporate Seal. The seal of the Corporation shall contain the words "Masco Corporation, Delaware" and shall be in such form as may be approved from time to time by the Board of Directors.

Section 5.03. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and shall end on the thirty-first day of December following.

Section 5.04. Resignations. Any Director, committee member or officer may resign at any time upon notice given in writing or by electronic transmission to the corporation. Such resignation shall take effect when such notice is given unless the notice specifies (a) a later effective date, or (b) an effective date determined upon the occurrence of an event or events, such as the failure to receive the required vote for reelection as a Director or the acceptance of such resignation by the board of directors. Unless otherwise specified in the notice of resignation, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE VI
Amendments of Bylaws

Section 6.01. Amendments. Except as provided to the contrary by the General Corporation Law, by the Certificate of Incorporation or by these bylaws, these bylaws may be amended or repealed at a meeting, (1) by vote of a majority of the whole Board of Directors, provided that notices of the proposed amendments shall have been sent to all the Directors not less than three days before the meeting at which they are to be acted upon, or at any regular meeting of the Directors by the unanimous vote of all the Directors present, or (2) by the affirmative vote of the holders of at least 80% of the stock of the Corporation generally entitled to vote, voting together as a single class.